UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2007

ENVIRONMENTAL CONTROL CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-120682

(Commission File Number)

20-362387

(IRS Employer Identification No.)

2501-1020 Harwood Street, Vancouver, BC Canada, V6E 4R1

(Address of principal executive offices and Zip Code)

604.669.3532

Registrant's telephone number, including area code

Nil

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 6 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “EVCC” mean Environmental Control Corp. a Nevada corporation, unless otherwise indicated and the term “ECC” means Environmental Control Corporation, a private Canadian company whose principal assets we have acquired.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 20, 2006, we entered into an asset acquisition agreement to acquire the principal assets of Environmental Control Corporation, a private Newfoundland, Canada based company (“ECC”) that is involved in the development of emission control devices for small spark ignition combustion engines. In order to acquire ECC’s assets, which primarily consist of various patents and patents pending, we issued 22,500,000 post-split shares of our restricted common stock to ECC. In addition, we issued convertible promissory notes to certain creditors of ECC whereby we are obligated to pay them 10% interest per annum on a total of $317,379 (Canadian funds) outstanding to them. As well, each creditor has the option to convert a portion or all of the outstanding principal into our post-split common stock at a rate of $0.10 (Canadian funds) per share.

The closing of the transactions contemplated in the asset acquisition agreement occurred on February 26, 2007. Pursuant to the asset acquisition agreement, prior to closing, we split our common stock such that each previously issued share of common stock was exchanged for five post-split shares. As well, we changed our name to Environmental Control Corp. We also provided ECC with draft pro forma financial statements in a form necessary for filing with the Securities & Exchange Commission. ECC’s management have also been appointed as directors of the Company prior to closing.

The asset acquisition is deemed to be a reverse acquisition for accounting purpose. ECC, whose principal assets were acquired, is regarded as the predecessor entity as of February 26, 2007. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of ECC. Such financial statements will depict the operating results of ECC, including the acquisition of our company, from February 26, 2007.

DESCRIPTION OF BUSINESS

General Overview

We were incorporated under the laws of the State of Nevada on February 17, 2004 under the name “Boss Minerals, Inc.”. From inception to March 20, 2006, we were an exploration stage company engaged in the exploration of minerals properties.

On April 13, 2006, we changed our name to Environmental Control Corp. pursuant to an asset acquisition agreement dated March 20, 2006 to acquire the principal assets of Environmental Control Corporation, a private Newfoundland, Canada based company (“ECC”). ECC was involved in the development of emission control devices for small spark ignition combustion engines. On February 26, 2007, we completed the acquisition of the principal assets of ECC. In order to acquire ECC’s assets, which primarily consist of various patents and patents pending, we split our common stock such that each previously issued share of common stock was exchanged for five post-split shares and then issued 22,500,000 post-split shares of our restricted common stock to ECC. In addition, we issued convertible promissory notes to certain creditors of ECC whereby we are obligated to pay them 10% interest per annum on a total of $317,379 (Canadian funds) outstanding to them. As well, each creditor has the option to convert a portion or all of the outstanding principal into our post-split common stock at a rate of $0.10 (Canadian funds) per share.

Our plan for the twelve months following the date of this current report is to continue to have professional units produced for a series of durability testing in accordance with US and Canadian regulations. Upon completion of the series of these tests, EVCC intends to partner with engine manufacturers and apply for certification with various regulatory bodies worldwide. EVCC will continue marketing activities on an international scale.

ECC’s catalytic muffler, like any other catalytic muffler, combines a muffler and a catalytic converter into one unit. However, ECC has used a unique approach to develop this emission control device, making it far more effective in reducing the emissions of spark ignition engines (oxides of nitrogen, carbon monoxide, volatile organic compounds and hydrocarbons) without compromising on the side of engine performance. This patented and patent pending technology is linearly designed and can be modified to fit virtually any combustion engine.

Business Development During the Last Three Years

Our company, Environmental Control Corp. was incorporated in Nevada on February 17, 2004. Prior to a name change in April 2006, Environmental Control Corp. was known as Boss Minerals, Inc.

Our shares of common stock were initially approved for quotation on the OTC Bulletin Board under the name “Boss Minerals, Inc.” under the symbol, “BOSM”. On April 19, 2006 our trading symbol was changed to “EVCC” in connection with our change of name.

From inception to March 20, 2006, we were an exploration stage company engaged in the exploration of minerals properties.

By an agreement dated March 20, 2006, we agreed to acquire the principal assets of Environmental Control Corporation, a Newfoundland, Canada based company, involved in the development of emission control devices for small spark ignition combustion engines. On February 26, 2007, we completed the acquisition of the principal assets of ECC.

Our Current Business

Now that the ECC transaction is completed, EVCC will continue its involvement in developing emission control devices for small spark ignition combustion engines.

Principal Products

EVCC’s principal product is a catalytic muffler, like any other catalytic muffler, combines a muffler and a catalytic converter into one unit. However, ECC has used a unique approach to develop this emission control device, making it far more effective in reducing the emissions of spark ignition engines (oxides of nitrogen, carbon monoxide, volatile organic compounds and hydrocarbons) without compromising on the side of engine performance. This patented and patent pending technology is linearly designed and can be modified to fit virtually any combustion engine.

Research and Development

We anticipate expending approximately $50,000 during the twelve-month period ending December 31, 2007 on research and development activities, which would include approximately $40,000 on testing and $10,000 on prototype manufacturing.

Sales and Marketing

EVCC currently targets small spark-ignition engines, including personal transportation devices, off road recreational vehicles, personal watercrafts, water pumps and in particular the lawn and garden industry. Included under the lawn and garden segment are: walk behind rotary mowers, rear engine riding mowers, front engine lawn tractors, riding garden tractors, walk-behind rotary tillers, snow throwers, commercial turf intermediate walk-behind rotary mowers, commercial turf riding rotary mowers, gasoline powered chainsaws, gasoline powered hand-held blowers, gasoline powered backpack blowers, gasoline powered trimmers/brushcutters and gasoline powered hedge trimmers. EVCC is currently focused on the North American market and is targeting Original Engine Manufacturers (OEM’s). The aftermarket parts segment represents a secondary market.

Government Regulation

EVCC’s activities and products to date are not subject to any governmental regulations that would have a significant impact on its business. EVCC believes that it is in compliance with all applicable regulations that apply to its business as it is presently conducted. EVCC will continue its durability testing in accordance with US and Canadian regulation, and upon completion of these tests EVCC intends to partner with engine manufacturers worldwide.

Laboratory and Scientific Testing

ECC has performed a number of laboratory and scientific tests on its catalytic muffler in order to gain increased market acceptance by manufacturers and by governmental regulatory bodies. In October, 2002 ECC and Bombardier Inc. assessed the effectiveness of ECC’s catalytic muffler when installed on a 4 stroke 644cc 2002 Bombardier production engine. In July, 2006 ECC and the Emissions Research and Measurement Division of Environment Canada entered into a cooperative program to test and evaluate 5 catalytic mufflers, designed and built by ECC. In January, 2007 Carnot Emission Services released the final report detailing the results of durability test it had conducted on a Honda four-stroke engine equipped with ECC's catalytic muffler.

Competition

There are numerous domestic and foreign companies of various sizes who manufacture catalytic converters. Many of these companies have longer operating histories, greater financial, sales, marketing, technological resources and longer established client relationships than EVCC does. However, EVCC is unaware of any companies whose products are able to reach comparable levels of emission reduction on small spark-ignition engines. As a result, EVCC believes that it does not face any direct competition from competitors. Nonetheless, in the future EVCC may face competition as a result of shifts in market share due to technological innovation, changes in product emphasis and applications and new companies entering the market place who may have greater capabilities or better prospects.

Manufacturing and Engineering

EVCC’s engineering and product design is led by Glenn Knight, its Chief Scientific Officer and the inventor of its catalytic muffler technology. EVCC intends to contract out the manufacturing of its catalytic muffler to outside sources.

Intellectual Property

EVCC’s catalytic muffler technology is registered for two patents in the United States under the titles of “Combined Catalytic Muffler” and “Reverse Flow Catalytic Muffler”. ECC holds one patent in Canada under the title “Combined Catalytic Muffler” and have one pending patent in Canada under the title “Reverse Flow Catalytic Muffler”. ECC also has one pending patent in Europe under the title of “Reverse Flow Catalytic Muffler”. The filing numbers are located below:

U.S.A.	6,622,482
7,018,590
Canada	2,448,742
2,448,648
Europe	02742591.7

EVCC expects approval of pending patents by the Canadian Patent Office within the next 6 months and approval of pending patents by the European Patent Office within the next 12 months.

Employees

As of December 31, 2006, EVCC employed 2 full-time. Depending on the scale of EVCC growths and the development of its business EVCC may hire additional employees in the next twelve months.

Capital Expenditures

We do not intend to invest in capital expenditures during the twelve-month period ending December 31, 2007.

General and Administrative Expenses

We expect to spend $250,000 during the twelve-month period ending December 31, 2007 on general and administrative expenses including legal and auditing fees, salaries, rent, office equipment and other administrative related expenses.

Going Concern

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

If EVCC is not able to devote adequate resources to product development and commercialization, EVCC may not be able to develop its products.

EVCC’s business strategy is to develop, manufacture and market its catalytic muffler. EVCC believes that its revenue growth and profitability, if any, will substantially depend upon its ability to:

•	raise additional needed capital for further research and development;

•	complete its development of its catalytic muffler; and

•	successfully introduce and commercialize its catalytic muffler.

Because EVCC has limited resources to devote to product development and commercialization, any delay in the development of its catalytic muffler or reallocation of resources to development efforts that prove unsuccessful may delay or jeopardize the development of its company. Although EVCC’s management believes that it will be able to finance the continued development of its catalytic muffler through private placements and other capital sources, if they are unsuccessful in bringing its catalytic muffler to market, EVCC’s ability to generate revenues will be adversely affected.

The commercial viability of EVCC’s catalytic muffler remains largely unproven and we may not be able to attract customers.

The commercial viability of EVCC’s catalytic muffler is not known at this time. If commercial opportunities are not realized from the sale and use of its catalytic muffler EVCC’s ability to generate revenue would be adversely affected. There can be no assurances that EVCC will be successful in marketing the catalytic muffler, or that customers will ultimately purchase EVCC’s products. Failure to have commercial success from the sale of the catalytic muffler will significantly and negatively impact its financial condition.

If EVCC’s catalytic muffler does not gain market acceptance, it is unlikely that EVCC will become profitable.

The commercial success of EVCC’s catalytic muffler will depend upon the adoption of its product by manufacturers and consumers as an approach to reduce small engine emissions. Market acceptance will depend on many factors, including:

•	the willingness and ability of consumers and industry partners to adopt new technologies;
•	the willingness of governments to mandate reduction of emissions from small engine machines;
•	EVCC’s ability to convince potential industry partners and consumers that our technologies are an attractive alternative to other technologies for reduction of emissions from small engine machines;
•	EVCC’s ability to manufacture products and provide services in sufficient quantities with acceptable quality and at an acceptable cost; and
•	EVCC’s ability to place and service sufficient quantities of our products.

If EVCC’s catalytic muffler does not achieve a significant level of market acceptance, demand for the catalytic muffler will not develop as expected and it is unlikely that EVCC will become profitable.

The manufacture, use or sale of EVCC’s current and proposed products may infringe on the patent rights of others, and EVCC may be forced to litigate if an intellectual property dispute arises.

If EVCC infringes or are alleged to have infringed another party’s patent rights, EVCC may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. EVCC may not have sufficient resources to bring these actions to a successful conclusion. In addition, if EVCC does not obtain a license, does not successfully defend an infringement action or is unable to have infringed patents declared invalid, EVCC may:

•	incur substantial monetary damages;
•	encounter significant delays in marketing our current and proposed product candidates;
•	be unable to conduct or participate in the manufacture, use or sale of product
•	lose patent protection for our inventions and products; or
•	find its patents are unenforceable, invalid, or have a reduced scope of protection.

Parties making such claims may be able to obtain injunctive relief that could effectively block the company’s ability to further develop or commercialize our current and proposed product candidates in Canada, the United States and abroad and could result in the award of substantial damages. Defense of any lawsuit or failure to obtain any such license could substantially harm the company. Litigation, regardless of outcome, could result in substantial cost to and a diversion of efforts by the company.

EVCC may face costly intellectual property disputes.

EVCC’s ability to compete effectively will depend in part on its ability to develop and maintain proprietary aspects of its technologies and either to operate without infringing the proprietary rights of others or to obtain rights to technology owned by third parties. ECC’s pending patent applications may not result in the issuance of any patents or any issued patents that will offer protection against competitors with similar technology. Patents we have received for ECC’s catalytic muffler and which we may receive, may be challenged, invalidated or circumvented in the future or the rights created by those patents may not provide a competitive advantage. EVCC also relies on trade secrets, technical know-how and continuing invention to develop and maintain its competitive position. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to EVCC’s trade secrets.

We have had negative cash flows from operations. Our business operations may fail if our actual cash requirements exceed our estimates, and we are not able to obtain further financing.

Our company has had negative cash flows from operations and we may continue to have negative cash flows even though the ECC transaction is now completed. We have estimated that we will require approximately $205,000 to carry out our business plan for the twelve months ending December 31, 2007. There is no assurance that actual cash requirements will not exceed our estimates, in which case we will require additional financing to finance working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow.

We may not be able to obtain additional equity or debt financing on acceptable terms if and when we need it. Even if financing is available it may not be available on terms that are favourable to us or in sufficient amounts to satisfy our requirements. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results, and compete effectively.

We have a history of losses and negative cash flows, which is likely to continue unless our products gain sufficient market acceptance to generate a commercially viable level of sales.

Since inception through December 31, 2006, we have incurred aggregate net losses of $457,570 and we had working capital of $164,661 as of December 31, 2006. There is no assurance that we will ever operate profitably or will ever generate positive cash flow in the future.

RISKS RELATED TO OUR COMMON STOCK

A decline in the price of our shares of common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our shares of common stock could result in a reduction in the liquidity of our shares of common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our shares of common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If the stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our shares of common stock and make it difficult for our stockholders to resell their shares of common stock.

Our shares of common stock are quoted on the OTC Bulletin Board service of the National Association of Securities Dealers Inc. Trading in stocks quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our company’s operations or business prospects. This volatility could depress the market price of our shares of common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange such as the American Stock Exchange or New York Stock Exchange. Accordingly, stockholders may have difficulty reselling any of the shares of common stock.

Trading of our shares of common stock may be restricted by the Securities and Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our shares of common stock.

The United States Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of, our shares of common stock.

NASD sales practice requirements may also limit a stockholder’s ability to buy and sell our shares of common stock.

In addition to the “penny stock” rules described above, the National Association of Securities Dealers Inc. has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the National Association of Securities Dealers Inc. believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The National Association of Securities Dealers Inc. requirements make it more difficult for broker-dealers to recommend that their customers buy our shares of common stock, which may limit your ability to buy and sell our shares of common stock and have an adverse effect on the market for its shares.

OTHER RISKS

We may be unable to continue as a going concern in which case our securities will have little or no value.

Our independent auditors have noted in their reports concerning our financial statements as of September 30, 2006 and 2005 that we have incurred substantial losses since inception, which raises substantial doubt about our ability to continue as a going concern. In the event we are not able to continue operations you will likely suffer a complete loss of your investment in our securities. See our auditors’ reports on our financial statements elsewhere in this current report.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 2501-1020 Harwood Street, Vancouver, British Columbia, Canada and are leased at a cost of $2000 per month. We do not anticipate that we will require any additional premises in the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

General Overview

You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to the audited financial statements included in this current report. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

We were incorporated under the laws of the State of Nevada on February 17, 2004 under the name “Boss Minerals, Inc.”. From inception to March 20, 2006, we were an exploration stage company engaged in the exploration of minerals properties.

On February 26, 2007, we completed the asset acquisition agreement with ECC. As a result of the asset acquisition agreement, we changed our name to Environmental Control Corp.. We also abandoned our previous business of mineral property acquisition and exploration and commenced the business of developing emission control devices for small spark ignition combustion engines. Because we are the successor business to ECC and because the operations and assets of ECC represent our entire business and operations from the closing date of the asset acquisition agreement, our management discussion and analysis and plan of operations are based on ECC’s financial results for the relevant periods.

The financial statements of ECC are stated in Canadian Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

RESULTS OF OPERATIONS

Results of Operations for the ten months ended October 31, 2006

Revenue

During the ten months ended October 31, 2006, ECC did not generate any revenue.

Expenses

During the ten months ended October 31, 2006, ECC incurred professional fees of $105,300, office and travel expenses of $2,773, amortization expenses of $2,760, and interest and bank charges of $98, compared to professional fees of $54,591, interest and bank charges of $103, and none of office and travel expense and amortization expense for the year ended December 31, 2005.

Net Loss

ECC’s net loss for the ten months ended October 31, 2006 was $110,931, compared to $54,694 for the year ended December 31, 2005. The increase in ECC’s net loss for the ten months ended October 31, 2006 compared to ECC’s net loss for the year ended December 31, 2005 was primarily due to significant increase in professional fees incurred.

Results of Operations for the years ended December 31, 2005 and December 31, 2004

Revenues

During the years ended December 31, 2005 and December 31, 2004, ECC did not generate any revenue.

Expenses

During the year ended December 31, 2005, ECC incurred professional fees of $54,591 and interest and bank charges of $103, compared to professional fees of $52,242 and interest and bank charges of $127 for the year ended December 31, 2004.

Net Loss

ECC’s net loss for the year ended December 31, 2005 was $54,694, compared to $52,369 for the year ended December 31, 2004. The most significant contributors to ECC’s loss for the years ended December 31, 2005 and December 31, 2004 were professional fees, which were $54,591 and $52,242, respectively.

Liquidity and Capital Resources

At October 31, 2006, ECC had $1,169 in cash and a working capital deficiency of $371,914, compared to $1,016 in cash and a working capital deficiency of $245,343 at December 31, 2005 and $842 in cash and a working capital deficiency of $190,649 at December 31, 2004.

Plan of Operation and Cash Requirements

Our principal capital resources have been through the issuance of common stock, although we may use shareholder loans, advances from related parties, or borrowing in the future.

In the next twelve months we anticipate spending US$50,000 on research and development, US$50,000 on professional fees and US$150,000 on administrative expenses. Our cash on hand at December 31, 2006 was US$200,351. If necessary, we plan to raise additional capital required to meet immediate short-term needs and to meet the balance of our estimated funding requirements for the twelve months, primarily through the private placement of our securities.

We have not generated any revenue since inception and are dependent upon obtaining financing to pursue our business activities. For these reasons, our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Going Concern

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future debt or equity financing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our shares of common stock as of February 26, 2007,

- by each person who is known by us to beneficially own more than 5% of our shares of common stock;

- by each of our officers and directors; and

- by all of our officers and directors as a group.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Owner(1)	Percentage of Class(2)
Albert E. Hickman 85 Rennie’s Mill Road, St. John’s, Newfoundland, Canada, A1C 3P9	Common Shares	Nil(4)	N/A
Gary Bishop 5 Lamanch Place, St. John’s, Newfoundland, Canada, A1E 4P6	Common Shares	Nil(4)	N/A
Nils Rodeblad 13 Cedarhurst Place, St. John’s Newfoundland, Canada, AIG 1T8	Common Shares	Nil(4)	N/A
Michael J. Mugford I5365 Brookside Avenue, West Vancouver, British Columbia, Canada, V7W 1N2	Common Shares	2,865,714(3)(4)	7.4%
Edward P. Noonan 381 Pine Line, Torbay, Newfoundland, Canada, A1K 1A2	Common Shares	Nil(4)	N/A
Environmental Control Corp.(4) P.O. Box 8340 85 Kenmount Road St. John’s, Newfoundland, A1B 3N7	Common Shares	22,500,000(4)	58.4%
All Officers and Directors As a Group (5 persons)	Common Shares	2,865,714(3)(4)	7.4%
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange

Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 26, 2007 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentage based on 38,500,000 shares of common stock outstanding on February 26, 2007.

(3)           Includes 1,180,000 shares held by MJM Enterprises Ltd., a privately held company controlled by Mr. Mugford and 1,685,714 shares issuable to MJM Enterprises Ltd. upon the exercise of warrants expiring in April 2008.

(4)           Shareholders of ECC (total 2,220 shares) are as follows: Edward P. Noonan owns 445 (20.05%) in a blind trust; Glenn Knight owns 775 (34.91%); Atlas Holdings owns 400 (18.02%) (Bert Hickman and John Hickman (Albert Hickman’s sons) hold 66.66% of Atlas Holdings and 51% control of Hickman Motors, while Albert Hickman has a 49% interest in Hickman Motors); Banco Holdings (Nils Rodeblad) owns 400 (18.02%); Gary Bishop owns 200 (9.01%).

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

MANAGEMENT

Directors and Executive Officers, Promoters and Control Persons

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. As of December 31, 2006, our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Albert E. Hickman	President, Chief Executive Officer, Chairman and Director	65	September 22, 2006
Gary Bishop	Chief Financial Officer and Director	46	September 22, 2006
Nils Rodeblad	Director	61	September 22, 2006
Michael J. Mugford	Director	39	September 22, 2006
Edward P. Noonan	Director	65	September 22, 2006

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Albert E. Hickman, President, Chief Executive Officer, Chairman and Director

Mr. Hickman was appointed President, Chief Executive Officer, Chairman and Director on September 22, 2006.

Mr. Hickman retired from the Board of Directors of Canadian Imperial Bank of Commerce, where he served as Director for 16 years. Mr. Hickman has also served as Director of Fishery Products International (as Lead Director), Newtel Enterprises, and Aliant Inc. Also, he has served on many national committees and advisory boards associated with the automotive industry.

Gary Bishop, Chief Financial Officer and Director

Mr. Bishop was appointed Chief Financial Officer and Director on September 22, 2006.

Mr. Bishop is presently Vice-President, Finance and Chief Financial Officer with the Hickman Group of Companies. Mr. Bishop is a Chartered Accountant and graduated from Memorial University of Newfoundland with a Bachelor of Commerce degree and a Masters of Business Administration degree. Mr. Bishop has served on the Board of Directors for a number of private corporations as well as Chairman of the Board of The Credit Bureau of St. John’s Limited.

Nils Rodeblad, Director

Mr. Rodeblad was appointed a Director on September 22, 2006.

Mr. Rodeblad has acted as the owner and operator of N.B.R. Consulting LTD in St. John’s, Newfoundland and Labrador for the past 25 years. He has significant consulting experiences worldwide, including over 15 years of full-time consulting work for Hickman Group of Companies, as well as consulting work for various transportation companies in Sweden.

Michael J. Mugford, Director

Mr. Mugford was appointed a Director on September 22, 2006.

Mr. Michael Mugford has several years of sales experience with Xerox Corporation, and has held several executive positions with publicly traded companies in the past. In 2003, Mr. Mugford founded MJM Enterprises Inc., a multimillion dollar international business practice, where he currently serves as a Director.

Edward P. Noonan, Director

Mr. Noonan was appointed a Director on September 22, 2006.

Mr. Noonan is currently a partner of Noonan, Oakley Barristers and Solicitors, located in St. John's, Newfoundland and Labrador.  Mr. Noonan was admitted to the Law Society of Newfoundland in 1970, and was appointed Queen's Counsel in 1993.  Mr. Noonan currently sits as Director of the St. John's Port Authority.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years except as otherwise stated:

1.

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time: Albert Hickman was a Director and Officer of Hickman Equipment (1985) Ltd which was petitioned into Bankruptcy on March 13, 2002 and Gary Bishop was an Officer at that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The following table summarizes the compensation of key executives for the period from inception (February 17, 2004) to December 31, 2006. No other officers or directors received annual compensation in excess of $100,000 during the last three complete fiscal years.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation (1)
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation (1)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compen- sation

Albert E. Hickman President, Chief Executive Officer, Chairman and Director(2)	2006 2005 2004	$Nil N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
Gary Bishop Chief Financial Officer and Director(3)	2006 2005 2004	$Nil N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
Terence Mugford Former President, Secretary, Treasurer and Director(4)	2006 2005 2004	$15,000 N/A N/A	N/A Nil Nil	N/A Nil Nil	N/A Nil Nil	N/A Nil Nil	N/A Nil Nil	N/A Nil Nil
Andrei Krioukov Former President, Chief Executive Officer and Director(5)	2006 2005 2004	$Nil $Nil $Nil	N/A N/A N/A	N/A $1,200 $3,300	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
Alexei Jirniaguine Former Secretary, Treasurer and Director(5	2006 2005 2004	$Nil $Nil $Nil	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A

(1)           The value of perquisites and other personal benefits, securities and property for the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2)	Albert E. Hickman was appointed president, chief executive officer, chairman and director on September 22, 2006.
(3)	Gary Bishop was appointed chief financial officer and director on September 22, 2006.

(4)           Terence Mugford was appointed a director on March 20, 2006 and President, Secretary and Treasurer on May 23, 2006. Mr. Mugford resigned as a director and officer on September 22, 2006.

(5)           Andrei Krioukov was appointed our President, Chief Executive Officer and Director on February 17, 2004. Mr. Krioukov resigned as a director and officer on May 23, 2006.

(6)           Alexi Jirniaguine was appointed our Secretary, Treasurer and Director on February 17, 2004. Mr. Krioukov resigned as a director and officer on May 11, 2006.

Stock Options and Stock Appreciation Rights

During the period from inception (February 17, 2004) to December 31, 2006, we did not grant any stock options to our executive officers.

Compensation of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay director’s fees or other cash compensation for services rendered as a director in the year ended December 31, 2006.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment and Change in Control Arrangements

We have no employment contracts with any of our directors or officers.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, 5% beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

The promoters of our company are our directors and officers.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of February 26, 2007 there were 38,500,000 shares of our common stock issued and outstanding that are held by 12 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.

In order to convene a shareholder meeting, we must mail or deliver a notice of meeting to all registered shareholders at least ten days prior to the meeting. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. There is no minimum percentage of our issued stock that these two persons must hold. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of common stock were initially approved for quotation on the OTCBB under the name “Boss Minerals, Inc.” under the symbol, “BOSM”. On April 13, 2006, we changed our name to “Environmental Control Corp.” and on April 19, 2006, our trading symbol was changed to “EVCC”. The following quotations obtained from Yahoo! Finance reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our shares of common stock for the periods indicated below are as follows:

Quarter Ended	High	Low
September 30, 2005	$0.95	$0.65
December 31, 2005	$n/a	$n/a
March 31, 2006	$n/a	$n/a
June 30, 2006	$1.70	$0.60
September 30, 2006	$1.30	$0.40
December 31, 2006	$1.85	$0.60

Our shares of common stock are issued in registered form. The registrar and transfer agent for our shares of common stock is Empire Stock Transfer Inc., 2470 Saint Rose Pkwy, Suite 304, Henderson, Nevada, 89074 (Telephone: 702.818.5898; Facsimile: 702.974.1444).

On February 26, 2007, the list of stockholders for our shares of common stock showed 12 registered stockholders and 38,500,000 shares of common stock outstanding.

Dividends

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our shares of common stock other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1) such indemnification is expressly required to be made by law;

(2) the proceeding was authorized by our Board of Directors;

(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the acquisition of the principal assets of ECC, on April 6, 2006 we completed a private placement of 3,500,000 post-split shares of common stock for proceeds of $430,100 (CDN$500,000). In addition, we have agreed to issue a total of 5,000,000 stock purchase warrants, with each warrant entitling the holder to acquire an additional post-split share of common stock for CDN$0.50 for a period of two years from closing of the financing. The private placement was subscribed for by three investors, and the shares and warrants have been and will be issued in reliance on Regulation S, promulgated under the United States Securities Act of 1933, as amended.

On July 28, 2006, we committed to issue 62,500 shares of restricted common stock and issued 187,500 share purchase warrants to purchase one additional share of restricted common stock at $0.61 per share, to an employee of our company for consulting services rendered. The employee will be issued a further 62,500 shares of restricted common stock and 187,500 share purchase warrants, each on July 28, 2007, 2008, and 2009. These shares have not yet been issued.

On February 26, 2007, pursuant to the asset acquisition agreement, we issued 22,500,000 post-split shares of our restricted common stock to ECC. In addition, we issued convertible promissory notes to certain creditors of ECC whereby we are obligated to pay them 10% interest per annum on a total of $317,379 (Canadian funds) outstanding to them. As well, each creditor has the option to convert a portion or all of the outstanding principal into our post-split common stock at a rate of $0.10 (Canadian funds) per share.

ITEM 5.03 CHANGE IN FISCAL YEAR

On February 26, 2007, in connection with the closing of the asset acquisition agreement, we changed our fiscal year end to December 31. The asset acquisition is deemed to be a reverse acquisition for accounting purpose. ECC, whose principal assets were acquired, is regarded as the predecessor entity as of February 26, 2007. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of ECC. Such financial statements will depict the operating results of ECC, including the acquisition of our company, from February 26, 2007.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the asset acquisition agreement, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the asset acquisition agreement and the business of our company following the closing date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements of ECC are included in this current report:

1.	Audited financial Statements of ECC for the years ended December 31, 2005 and 2004
2.	Interim financial statement of ECC for the ten months ended October 31, 2006

Exhibits

Exhibits required by Item 601 of Regulation S-B

Exhibit Number	Description
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on May 4, 2005).
3.2	By-laws (incorporated by reference from our Registration Statement on Form SB-2 filed on May 4, 2005).
(10)	Material Contracts
10.1	Asset Acquisition Agreement (incorporated by reference from our Current Report on Form 8-K filed on March 21, 2006).
(99)	Additional Exhibits
99.1*	Audited financial Statements of ECC for the years ended December 31, 2005 and 2004
99.2*	Interim financial statement of ECC for the ten months ended October 31, 2006

*filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL CONTROL CORPORATION

/s/ Albert E. Hickman

Albert E. Hickman

President, Chief Executive Officer and Chairman

of the Board

Date: March 1, 2007